Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 033-54158 and 333-115713) of Quaker Chemical Corporation of our report dated June 24, 2008 relating to the December 31, 2007 and 2006 financial statements of the Quaker Chemical Corporation Retirement Savings Plan, included in Quaker Chemical Corporation Retirement Savings Plan’s Annual Report on Form 11-K for the year ended December 31, 2007.

ASHER & COMPANY, Ltd.
Philadelphia, Pennsylvania
June 26, 2008